                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):             January 22, 1997
                                                   ---------------------------


                      Commodore Applied Technologies, Inc.
             (Exact name of registrant as specified in its charter)





        Delaware                         1-11871                11-3312952
(State or other jurisdiction           (Commission           (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)



150 East 58th Street, Suite 3400
New York, New York                                                 10155
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (212) 308-5800




          (Former Name or Former Address, if Changed Since Last Report)

                           CURRENT REPORT ON FORM 8-K

                      COMMODORE APPLIED TECHNOLOGIES, INC.

                                January 22, 1997


Item 2.   Acquisition or Disposition of Assets.

ACQUISITION OF COMMODORE SEPARATION
TECHNOLOGIES, INC. AND COMMODORE CFC TECHNOLOGIES, INC.

         Effective as of December 2, 1996, Commodore Applied Technologies, Inc., a Delaware corporation ("Applied"), acquired (i) 10,000,000 shares of common stock, par value $.001 per share (the "Separation Stock"), of Commodore Separation Technologies, Inc., a Delaware corporation ("Separation"), representing all of the issued and outstanding shares of capital stock of Separation, and (ii) 100 shares of common stock, par value $.001 per share (the "Refrigerant Stock"), of Commodore CFC Technologies, Inc., a Delaware corporation ("Refrigerant"), representing all of the issued and outstanding shares of capital stock of Refrigerant, from Commodore Environmental Services, Inc., a Delaware corporation ("Environmental") and the owner of 69.3% of the outstanding common stock of Applied, as part of a corporate restructuring of Environmental to consolidate all of its current environmental technology businesses within Applied. In addition, Environmental assigned to Applied outstanding Separation notes aggregating $976,000 at November 26, 1996, representing advances previously made by Environmental to Separation, which Applied has agreed to contribute to the equity of Separation prior to the consummation of a proposed initial public offering of Separation's securities.

         Separation is a process technology company which has developed and intends to commercialize its separation technology and recovery system, known as CST, which it believes is capable of effectively separating and extracting various solubilized materials, including metals, organic chemicals, biochemicals, radionuclides and other targeted substances, from liquid and gaseous process streams. Refrigerant is a company which has developed and patented a process which, in test applications of limited quantities of CFCs, has been able to separate mixtures of refrigerants so that they can be returned to productive use at purity levels meeting industry standards.

         Pursuant to a Stock Purchase Agreement dated as of December 2, 1996 (the "Stock Purchase Agreement") between Environmental and Applied, in consideration for the transfer of Separation Stock and Refrigerant Stock to Applied, Applied paid Environmental $3,000,000 in cash and, subject to compliance with any applicable stockholder approval or notice requirements, has agreed to issue to Environmental a warrant expiring December 1, 2003 to purchase 7,500,000 shares of Applied common stock (the "Warrant Shares") at an exercise price of $15.00 per share. The consideration for the Separation Stock and the Refrigerant Stock was determined as a result of arm's-length negotiations between representatives of both Applied and Environmental.

         By virtue of the foregoing transaction, each of Separation and Refrigerant will be direct, wholly-owned subsidiaries of Applied. The acquisition of Separation and Refrigerant will be accounted for under the purchase method of accounting.

         The information set forth above is qualified in its entirety by reference to the Stock Purchase Agreement, dated as of December 2, 1996, between Environmental and Applied, a copy of which is attached hereto as Exhibit 1.


Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  COMMODORE SEPARATION TECHNOLOGIES, INC.

                  In accordance with Item 7(a), the financial statements of Commodore Separation Technologies, Inc. shall be provided not later than 60 days after the date hereof.

                  COMMODORE CFC TECHNOLOGIES, INC.

                  In accordance with Item 7(a), the financial statements of Commodore CFC Technologies, Inc. shall be provided not later than 60 days after the date hereof.



         (b)      Pro Forma Financial Information.

                  In accordance with Item 7(b), the pro forma financial information shall be provided not later than 60 days after the date hereof.

         (c)      Exhibits.


         Exhibit No.                  Description
         -----------                  -----------

             1 Stock Purchase Agreement, dated as of December 2, 1996, between Environmental and Applied.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            COMMODORE APPLIED TECHNOLOGIES, INC.



Date:  January 24, 1997.                    By:  /s/ William E. Ingram
                                                -------------------------------
                                                 William E. Ingram
                                                 Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------

1 Stock Purchase Agreement, dated as of December 2, 1996, between Environmental and Applied.